Exhibit 99.2

FORM OF COMMERCIAL LEASE

THIS LEASE, between 611A Route One, LLC, a Maine limited liability company, of Brunswick, Maine (hereinafter called “Landlord” and sometimes referred to by the pronoun “it”) and GrowGeneration Corp., a Colorado corporation, of Denver, Colorado (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Landlord owns a commercial building located at 611 US Route One, York, Maine, and Landlord and Tenant desire to enter into a lease for a portion of said building labeled areas “A”, “B”, and “D” on the attached Exhibit A, subject to the conditions, covenants and agreements set forth below. The Tenant shall also be entitled to the use of 35 parking spaces as shown on the attached Exhibit B.

NOW THEREFORE, Landlord and Tenant, for good and valuable consideration, receipt of which is hereby acknowledged, do hereby agree as follows:

1. EFFECTIVE DATE. This lease shall be effective as of 9 May 2019.

2. PREMISES LEASED. Landlord does hereby lease, demise and let unto Tenant three portions of the building and land located at 611 US Route One, York, Maine, totaling approximately 7,768 square feet. Area “A” consists of approximately 2,574 square feet, area “B” consists of approximately 3,194 square feet, and area “D” consists of approximately 2,000 square feet. These portions of the building and all of such equipment, fixtures, and personal property therein are hereinafter sometimes referred to as the “Leased Premises” or the “Premises.” The Premises are being leased in their current, “AS IS,” condition for commercial purposes, and the Tenant covenants, agrees and acknowledges that it has inspected the Premises or caused the same to have been inspected by a person or persons with the training and knowledge to discover and identify defects or conditions on and within the Premises, the structure and the fixtures, equipment and personal property; or, to the extent that the Tenant has not inspected the Premises, Tenant has waived the right to do so.

3. TERMS OF LEASE.

A. Initial Term. The initial term of this lease shall be approximately five (5) years commencing on 9 May 2019 and ending at midnight on 30 April 2024.

B. Renewal Term. So long as Tenant is not in default under any terms of this Lease, this Lease will automatically renew for one (1) additional term of five (5) years, under the same terms and conditions agreed to herein for the original five year term, except rent, which shall be described below in section 4.A., unless the Tenant delivers notice to the Landlord of its intent not to renew this Lease, in the manner described below in Section 25 and no later than three (3) months prior to the expiration of the initial term.

4. RENT.

A. Base Rent. The Tenant covenants and agrees to pay for the Initial Term of this Lease a monthly “base rent” of $89,000.00 per year, payable in equal consecutive monthly installments of $7,416.67 each, in advance due and payable on the first day of each month of this lease. The Tenant’s first rent payment will be due on 1 June 2019, as the rent for May 2019 has been paid by the previous tenant. Monthly base rent for each succeeding year of the initial term and any extension term, if applicable, shall increase from the previous lease year by whichever is greater than five percent (5%) and the most current 12-month Consumer Price Index.

B. Additional Rent. Any items owed by Tenant hereunder, other than Base Rent, shall be termed “Additional Rent,” and shall be due to the Landlord or such other appropriate third party immediately upon receipt of notice by the Tenant of any such amount owed by Tenant.

5. UTILITIES. Effective the first day of this Lease, Tenant shall have all separately metered utility accounts serving the Lease Premises transferred to Tenant’s name. During the term of this Lease, Tenant shall pay all such utility charges, including, but not limited to, electricity, propane, cable television, internet access, and telephone used on the Premises by Tenant.

6. COMMON AREA MAINTENANCE.

A. In addition to the fixed monthly rent amount noted in Section 4, above, Tenant shall also pay monthly Common Area Maintenance Charges (“CAM Charges”) in the amount of 40.70% of the total charges for the maintenance of the property at 611 US Route One, York, Maine, based on a calendar year budget prepared by the Landlord and as allocated to the various tenants of the property in the attached Exhibit C. The Tenant shall be responsible for the three areas labelled on Exhibit C as “Greenlife - new”, “Greenlife 3”, and “Greeenlife - old,” CAM Charges include all taxes, common utilities, insurance, costs of maintenance, plowing, mowing, maintaining and striping the parking lot, and other similar common area expenses.

B. The Landlord shall prepare an estimated budget for CAM Charges for each succeeding year, and the Tenant shall pay its proportionate share of the estimated CAM Charges in equal monthly installments, without demand, notice, or set-off, on the first day of each month during each year of the term of the Lease, whether part of the Initial Term or a Renewal Term. At the end of each calendar year, but not later than February of the following year, the Landlord shall provide the Tenant with an account of the actual CAM Charges for the year, and the Tenant’s pro-rata share thereof.

C. By 1 March of the following year, any adjustments for overpayment or underpayment of CAM Charges will be determined and the Landlord will then refund to the Tenant by check, or the Tenant will pay the Landlord by check, such amounts corresponding to any CAM Charge adjustment.

7. USE OF THE PREMISES. The Premises may be used only for activities related to the retail operation of GrowGeneration and uses that are customarily incidental thereto. At all times during the term of this Lease, the use of the Premises shall be in compliance with all federal, state and local laws and regulations.

8. ALTERATIONS AND IMPROVEMENTS

A. Tenant’s Alterations. The Tenant shall not alter, improve, or change the Premises except as expressly provided herein without written consent of Landlord. All alterations, improvements, or changes to the Premises, whether permitted by the Landlord or not, shall be done in a good and workmanlike manner and the Tenant shall indemnify and hold the Landlord harmless from and against any and all liens, encumbrances, fees, fines and assessments against the lease Premises or the land and the building of which they are a part resulting directly or indirectly from the alterations, improvements or changes to the Premises made by Tenant or the work or materials incorporated therein.

B. Landlord’s Alterations. The Landlord will make no alterations to the Premises during the Lease term, except as agreed to in writing by the Tenant and the Landlord.

9. SIGNAGE. The Tenant may erect such signage related to the operation of GrowGeneration as is permitted under applicable local ordinances.

10. MAINTENANCE.

A. Landlord’s Obligation. The Landlord will maintain the exterior of the Premises in good and reasonable condition and shall protect it from conditions caused by natural wear. The Landlord shall also maintain the structural elements of the Premises in good and reasonable condition. Natural wear includes, but is not limited to, ice, flooding, and heavy winds. Landlord will ensure that the parking lot is clear of ice and snow. Tenant shall be responsible for snow removal around any doors, as needed.

B. Tenant’s Obligation. Tenant will keep all non-structural portions of the Premises and exterior portions which have been installed by the Tenant, including, but not limited to, interior walls, interior and exterior doors and windows, floors, ceiling, glass, plumbing, lighting, electrical equipment, and any HVAC equipment, in good and clean condition and repair at Tenants’ expense, reasonable wear and tear, fire, casualty, eminent domain and act of God only excepted.

C. Condition of Premises. Tenant represents it has fully inspected the Premises and all fixtures, equipment and personal property and finds them to be in a tenantable and acceptable condition as is.

11. ACCESS TO PREMISES BY LANDLORD. Landlord, at reasonable times and frequencies with at least 24 hour notice to tenant, shall have the right to enter the Premises to examine the same and to show them to perspective purchasers, mortgagees or Tenants.

12. CASUALTY INSURANCE.

A. Landlord shall carry fire and casualty insurance on the building and improvements on the Premises, as it deems appropriate in its sole discretion. Any such casualty insurance coverage by Landlord shall not include Tenant’s merchandise, fixtures, trade fixtures, furnishings, equipment and all other personal property of Tenant and in the event of damage to or loss of any such items, Landlord will have no obligation to repair or replace same.

B. Tenant covenants and agrees with Landlord to make no use of the Premises which voids or makes voidable any casualty insurance coverage held by Landlord.

13. LIABILITY AND PUBLIC LIABILITY INSURANCE. Tenant agrees to save Landlord harmless from and indemnify Landlord against any and all injury, loss or damage of whatever nature to persons or property arising directly or indirectly from acts of Tenant or Tenant’s occupancy or use of the leased Premises or out of any act, mission or negligence of Tenant, his agents or employees or anyone claiming under Tenant. Tenant shall maintain and keep in effect during the entire term of this lease, including any renewal terms, public liability and property damage insurance in which the limits of public liability shall be One Million Dollars ($1,000,000.00) combined single limit coverage and shall cause Landlord to be named as a party insured, to the extent of Landlord’s interest. Tenant’s public liability insurance shall be maintained through and issued by a responsible insurance company authorized to do business in the State of Maine. Within ten (10) days of execution hereof and each insurance renewal date, Tenant shall deliver to Landlord certificates of such insurance certifying that the same is in full force and effect. Landlord shall not be liable to Tenant’s employees, agents, patrons or visitors, for any loss or damage to persons or property caused by any act, omission or neglect of Tenant, against his agents or employees.

14. DAMAGE.

A. In the event the leased Premises or any material portion thereof is damaged by fire or other casualty during the term hereof so as to render the Premises untenantable, Landlord or Tenant each has the right to elect to terminate the Lease by notice to the other within fifteen (15) days of occurrence of the damage. In the event of complete or partial destruction of the Premises, if neither the Landlord nor the Tenant terminates the Lease the Landlord shall promptly restore the same to its previous condition, but only to the extent of the proceeds of insurance, and a just proportion of the rent herein reserved, shall abate until the Premises shall have been restored and put in proper condition for use and occupancy by Tenant. Provided, however, if the damaged Premises cannot be made tenantable within one hundred fifty (150) days after the occurrence of such damage, Tenant or Landlord each shall have a second right to terminate this Lease forthwith by serving written notice thereof on the other party, not less than thirty (30) days following the occurrence of such damage, and any rent paid in advance of such termination by Tenant shall forthwith be refunded to him.

B. Subrogation. The Tenant and the Landlord hereby release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releaser’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder. Both the Landlord and Tenant agree that their policies will include such a clause or endorsement so long as the same shall be obtainable without additional premium, or if extra premium cost shall be charged therefore, so long as the other party pays such additional cost. If an additional premium cost shall be chargeable therefore, each party shall advise the other thereof and of the amount of the additional premium cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

15. EMINENT DOMAIN

A. If any portion of the building or more than twenty-five percent (25%) of the parking area shall be taken by or conveyed to any public authority under the power of eminent domain or by private purchase in lieu thereof, this Lease shall automatically terminate and all rent paid in advance shall be prorated and the unused portion thereof shall be refunded to the Tenant.

B. The entire award for any taking shall belong to the Landlord except that Tenant shall be entitled to such portion of the award attributable to the value of any leasehold improvements made on the demised Premises by, or at the expense of, Tenant, depreciated form the date of installation at the rate of five percent (5%) per annum. Despite anything herein to the contrary, Tenant shall not be prevented from taking a claim in its own name against any such condemning authority with respect to any furniture, trade fixtures, trade equipment, merchandise or personal property of any kind belonging to Tenant and not forming part of the real estate, or for the cost of moving all of the same, then any such award made directly to Tenant shall belong entirely to Tenant.

16. COVENANTS OF TENANT. Tenant covenants and agrees with Landlord as follows:

A. To pay when due all rent, adjusted rent and additional rent at the times and in the manner provided above.

B. To procure any licenses and permits required for any use made of the Premises by Tenant; and, upon expiration or termination of this lease, to remove his goods and effects and all those of persons claiming under them and to yield up peaceably to Landlord the Premises in good order, repair and condition, in all respects, damage by fire, taking casualty, structural defects and reasonable wear and tear only excepted.

C. To keep and maintain the leased Premises clean and free of rubbish, trash and garbage.

D. Not to make any use of the Premises which is improper, offensive or illegal, nor to permit any act or thing to be done on the Premises which shall constitute a nuisance and which may make void or voidable any insurance on the Premises or the building of which they are a part.

E. To pay promptly when due the entire cost of any work to the Premises undertaken by the Tenant or otherwise to procure such bonds as may be required in order that the Premises shall at all times be free of liens for labor and materials; and, to procure all necessary permits before undertaking such work and to do all of such work in a good and workmanlike manner; and, to save Landlord harmless indemnified from all injury, loss, claims or damage to any persons or property occasioned by or growing out of such work.

F. To adhere to all requirements under federal, state, and local laws, regulations, rules, and ordinances for the operation of a Retail business.

G. That Tenant is, on the date of execution of this Lease, the holder of a valid full license for the operation of (type of business) from the appropriate body if such exists and will maintain that license at all times during the terms of this lease. Within ten (10) days of receipt of the renewal of Tenant’s full license, Tenant shall provide a copy of that license to the Landlord.

17. ASSIGNMENT AND SUBLETTING. Tenant is prohibited from assigning this lease or subletting all or any part of the leased Premises without first obtaining the prior written consent of Landlord, which consent the Landlord may not unreasonably withhold, and, in the event Landlord consents to an assignment or subletting of all or part of the lease Premises, the Tenant shall remain primarily responsible to the Landlord according to the provisions of this lease during the term of any such assignment or sublease. Landlord may, without notice to or agreement of Tenant, assign its interest in the lease to an entity in which Frank Goodwin and/or Christopher Goodwin own a controlling interest.

18. SUBORDINATION AND MORTGAGE.

A. Tenant at Landlord’s request, shall subordinate Tenant’s interest hereunder in writing, to any lien or mortgage now or hereafter placed on the Premises and to all advances made or hereafter to be made upon the security thereof, provided that such mortgagee shall agree, in writing, that Tenant’s rights hereunder shall not be diminished in any way because of such lien or mortgage.

B. In the event the Premises are sold by foreclosure or power of sale under any lien or mortgage of Landlord, Tenant, at the option and request of the purchaser shall attorn to the purchaser and recognize such purchaser as the Landlord under this lease provided the Tenant’s rights hereunder shall be acknowledged and agreed to in writing by such purchaser.

19. SELF-HELP. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure such default within fifteen (15) days after notice from Landlord specifying the default or shall not within such period commence to sure such default and thereafter prosecute the curing of such default to completion with due diligence, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of the Tenant, and any amount paid or any contractual liability by Landlord in so doing shall be deemed paid or incurred for the account of the Tenant, Tenant agreeing to reimburse therefore or save Landlord harmless therefrom. Landlord may cure any such default as aforesaid prior to the expiration of said fifteen-day waiting period, but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate of Landlord’s interest therein or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, such amount shall be added to and become due as a part of the next payment of rent due hereunder.

20. DEFAULT.

A. If any one or more of the following events (herein sometimes called “events of default”) occurs:

(1) If Tenant defaults in the due and punctual payment of any installment of the rent or additional rent payable under this Lease when it becomes due, and such default continues for a period of five (5) days after written notice from Landlord to Tenant specifying the items in default; or

(2) If Tenant defaults in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Lease, other than the payment of rent and additional rent, and such default continues for a period of fifteen (15) days after written notice from Landlord to Tenant specifying the items in default, or in case of a default or contingency which cannot with due diligence be cured within the fifteen (15) day period, Tenant fails to proceed within the fifteen (15) day period to commence to cure the same and thereafter to prosecute the curing of the default diligently; or

(3) If Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other bankruptcy or insolvency statute or law, or seeks or consents to or acquiesces in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties; or

(4) If within sixty (60) days after the commencement any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding has not been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties, such appointment has not been vacated or stayed on appeal or otherwise, or if within sixty (60) days after the expiration of any such stay, such appointment has not been vacated; then Landlord, at any time thereafter, may give written notice to Tenant specifying the event(s) of default and stating that this lease and its term shall terminate on the date specified in the notice. If one of the events of default is the untimely payment or failure of payment of rent, the date specified shall be at least seven (7) days after the giving of such notice, and at least ten (10) days for all other events of default. Upon the date specified in such notice, this Lease and its term and all rights of Tenant under this Lease, including any renewal privileges whether or not exercised, shall terminate and Tenant shall remain liable as provided herein.

B. Upon any such termination or expiration of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any time after any such termination or expiration, may without further notice, enter upon the Premises and take possession thereof, by force, summary proceedings or otherwise, and many dispossess Tenant and remove Tenant and all other persons and property from the Premises without being liable to prosecution therefore, and may have, hold and enjoy the Premises and the rights to receive all rental income therefrom.

C. Upon termination of this Lease in any manner above provided in this Section 19, or by summary proceedings or otherwise, Tenant shall pay to Landlord forthwith without demand or notice the sum of the following:

(1) All rent, additional rent and other payments accrued to the date of such termination and a proportionate part of the rent otherwise payable for the month in which such termination occurs;

(2) The cost of making all repairs, alterations and improvements required to be made by the Tenant hereunder, and of completing any such work begun but left uncompleted, and performing all covenants of the Tenant relating to the condition of the Premises during the term and upon expiration or sooner termination of this Lease, such cost to be deemed to be the cost estimated by a reputable architect or contractor selected by the Landlord or the amounts actually expended or incurred thereafter by the Landlord; and

(3) An equal amount to “liquidation damages” or “indemnity payments”, whichever is larger, determined and payable as set forth below:

“Liquidation damages” means an amount equal to the excess of the rent, additional rent and other payments required herein for the portion of the term remaining after termination of the Lease (hereinafter referred to as the “unexpired term”), over the then fair and reasonable rental value of the Premises for such period of the term.

“Indemnity payments” means all the rent, additional rent, and other payments required herein which would have become due and owing hereunder from time to time during the unexpired term less, to the extent not previously deducted or credited, the rent, additional rent and other payments actually collected and allocable to the Premises or to the portions hereof re-let by the Landlord and less, to the extent not previously deducted or credited, the cost of expenses, including but not limited to reasonable attorney’s fees and broker’s fees and expenses, paid or incurred by Landlord in connection with:

(a) Obtaining possession of the Premises

(b) Removal and storage of Tenant’s or others’ property;

(c) Care, maintenance and repair of the Premises while vacant;

(d) Reletting the whole or part of the Premises (which reletting may be for a period or periods of time less than the unexpired term hereof or extending beyond the term thereof; and

(e) Repairing, refitting, altering, renovating, enlarging, remodeling or otherwise putting the Premises, either separately or as part larger Premises, into such condition as is acceptable to, and reasonably necessary to obtain, new tenants.

Such costs and expenses shall be deemed to be the amounts thereof invoiced to the Landlord or actually expended or incurred therefore by the Landlord.

The Tenant shall, without prior demand or notice, make indemnity payments of the amounts in arrears monthly with respect to such portion thereof as includes rent (as distinguished from additional rent and other payments), and upon the respective dates provided therefore in the Lease with respect to additional rent and other payments. The Landlord may sue for all such indemnity payments as they accrue without waiting until the date fixed in the Lease as the expiration date thereof. Any action or proceeding to recover liquidated damages shall not be a waiver of Landlord’s right to recover indemnity payments and vice versa but in any action or proceeding to recover indemnity payments to the extent that they include rent (as distinguished from additional rent and other payments), brought contemporaneously with or after an action or proceeding to recover liquidated damages which has not been discontinued, there shall be deducted from the claim for indemnity payments (to the extent not previously deducted or credited) such portion of the liquidated damages as in the same proportion to such liquidated damages as the portion of the unexpired term for which monthly indemnity payments have accrued bears to the unexpired term.

(4) Tenant agrees to pay any and all costs or expenses, including reasonable attorney’s fees, incurred by Landlord in the enforcement of any of its rights herein, in any court, including all state courts and federal bankruptcy courts.

21. WAIVER. The acceptance of rent by the Landlord or failure of either party to insist upon the strict performance of any of the terms of this lease shall not be deemed a waiver of any rights or remedies of such party nor a waiver of any prior or subsequent breach or default.

22. WAIVER OF TRIAL BY JURY. The parties hereto, for themselves and their personal representatives, successors, heirs and assigns, as the case may be, expressly and voluntarily waive any and all rights, whether arising under the Constitution of the United States of America or any state, rules of civil procedure, common law or otherwise, to demand a trail by just in any legal action, law suit, proceeding, claim, counterclaim or any other litigation proceeding based upon, or arising out of, this Lease or an event of default hereof or otherwise between the parties hereto and their personal representatives, successors, heirs and assigns, as the case may be, as a consequence of this Lease. No party shall seek a jury trial in any such action or proceeding. No Party to this lease or their personal representatives, successors, heirs and assigns, shall consolidate any such action or proceeding with any other action or proceeding wherein the right to a trial by just has not been waived. The parties to this Lease have not, in any way, agreed with, or represented to, the other that the provisions of this WAIVER OF TRIAL BY JURY will not be fully enforced in all instances.

23. QUIET ENJOYMENT. Landlord covenants that when possession of the Premises is taken by Tenant, (i) Landlord shall have good and marketable title to same in its own name and full and absolute right to lease and demise the same to Tenant, and (ii) the same shall be free from any and all encumbrances, attachments, liens or other interests claiming rights of possession, excepting, however, utility easements of record which are necessary for, or a convenience to, Tenant’s occupancy and use, and any mortgage given, or to be given to any lending institution by Landlord to which this Lease shall be subordinated. Landlord covenants that so long as Tenant pays the rent and any additional payments required under this Lease, and performs its covenants and according to its tenor, Tenant shall peacefully and quietly have, hold, and enjoy the Premises for the term provided, subject to the provisions of this Lease.

24. SUCCESSORS AND ASSIGNS. The provisions of this Lease shall be binding upon, and inure the benefit of, the personal representative, administrators, successors, heirs and assigns of the Landlord and Tenant.

25. NOTICES. All notices and requests for written consent of Landlord and other communications authorized or required hereunder shall be in writing and shall be sent by regular United States mail and shall be effective when mailed. All notices to the Tenant shall be at the business address at:

GrowGeneration Corp.

Attn: Darren Lampert

1000 W. Mississippi Ave.

Denver, CO 80223

All notices to the Landlord shall be sent to:

611A Route One, LLC

Attn: Chris Goodwin

P.O. Box 160

Brunswick, Maine 04011

Provided, however, the notice from Tenant to Landlord to decline automatic renewal of the lease shall be sent to Landlord at the above address by Certified United States mail, return receipt requested, and shall be effective only upon receipt within the period herein specified.

26. RECORDATION OF LEASE. Tenant shall not record this Lease without the written consent of Landlord, however, Landlord may, at its option record a Memorandum of Lease in the appropriate registry of deeds.

27. ENTIRE AGREEMENT. This written lease represents the entire agreement of the parties hereto and may not be modified, amended, or changed without an agreement in writing signed by the parties hereto.

28. LAW. This Lease shall be considered a Maine Lease and shall be construed in accordance with the laws of the State of Maine.

29. SEVERABILITY. If any provision, term, paragraph or portion of this Lease, or the application hereof, to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

WITNESS	LANDLORD - 611A ROUTE ONE, LLC

By:
Its:

TENANT - GROWGENERATION CORP.

By:
Its: